Exhibit 10.2

Amendment No. 9 to Purchase and Contribution Agreement

AMENDMENT AGREEMENT (this “Amendment”) dated as of September 30, 2011 between Lexmark International, Inc., as the Seller (in such capacity, the “Seller”) and as the Collection Agent (in such capacity, the “Collection Agent”) and Lexmark Receivables Corporation (the “Purchaser”).

Preliminary Statements.

(1)           The Seller and Purchaser are parties to a Purchase and Contribution Agreement dated as of October 22, 2001 (as amended, restated, modified or supplemented from time to time, the “Agreement”; capitalized terms not otherwise defined herein shall have the meanings attributed to them in the Agreement) pursuant to which, and subject to and upon the terms and conditions of which, the Seller has sold and contributed Receivables from time to time to the Purchaser.

(2)           The parties hereto desire to amend the Agreement as set forth herein.

NOW, THEREFORE, the parties agree as follows:

SECTION 1. Amendment.  Upon the effectiveness of this Amendment, the Agreement is hereby amended as follows:

       (i) Section 4.01(f) is deleted in its entirety and replaced as follows:

(f)           The balance sheets of the Seller and its subsidiaries as at December 31, 2010, and the related statements of income and retained earnings of the Seller and its subsidiaries for the fiscal year then ended, copies of which have been furnished to the Purchaser, and the balance sheets of the Seller and its subsidiaries as at June 30, 2011, copies of which have been furnished to the Purchaser, in each case, fairly present the financial condition of the Seller and its subsidiaries as at such date and the results of the operations of the Seller and its subsidiaries for the period ended on such date, all in accordance with GAAP consistently applied, and since June 30, 2011 there has been no material adverse change in the business, operations, property or financial or other condition of the Seller.

       (ii) deleting Exhibit H and replacing it with Exhibit H attached hereto.

SECTION 2. Effectiveness.  This Amendment shall become effective at such time that (i) executed counterparts of this Amendment have been delivered by each party hereto to the other party hereto and (ii) the Amendment dated as of the date hereof to the Sale Agreement shall have become effective.

SECTION 3. Representations, Warranties and Covenants.

(i) The Seller makes each of the representations and warranties contained in Section 4.01 of the Agreement (after giving effect to this Amendment).

(ii) The Seller represents and warrants that it has sent notice, or (if it has not yet sent notice) covenants that it shall send notice promptly after the date hereof, to each Excluded Receivable Account Debtor (as such term is defined after giving effect to this Amendment) instructing such Excluded Receivable Account Debtor (as such term is defined after giving effect to this Amendment) to deposit all cash and cash proceeds owing under a Contract to an account other than a Lock-Box Account.  The Seller hereby reaffirms the covenants set forth in Section 5.01(m) and (n) of the Agreement with respect to any cash and cash proceeds received from an Excluded Receivable Account Debtor (as such term is defined after giving effect to this Amendment).  The Collection Agent hereby reaffirms its obligations under Section 6.02(e) of the Agreement with respect to cash or other cash proceeds received from an Excluded Receivable Account Debtor (as such term is defined after giving effect to this Amendment).

SECTION 4. Confirmation of Agreement.  Each reference in the Agreement  to “this Agreement” or “the Agreement” shall mean the Agreement as amended by this Amendment, and as hereafter amended or restated.  Except as herein expressly amended, the Agreement is ratified and confirmed in all respects and shall remain in full force and effect in accordance with its terms.

SECTION 5. GOVERNING LAW.  THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF).

SECTION 6. Execution in Counterparts.  This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.  Delivery of an executed counterpart of a signature page to this Amendment by facsimile or by electronic mail in portable document format (.pdf) shall be effective as delivery of a manually executed counterpart of this Amendment.

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IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

LEXMARK INTERNATIONAL, INC.,
as Seller and as Collection Agent

By: /s/ Bruce J. Frost
Name: Bruce J. Frost
Title: Treasurer

LEXMARK RECEIVABLES CORPORATION,
as Purchaser

By: /s/ Bruce J. Frost
Name: Bruce J. Frost
Title: Treasurer

[Amendment No. 9 to Purchase and Contribution Agreement]

EXHIBIT H
EXCLUDED RECEIVABLE ACCOUNT DEBTORS

Customer Number                                           Customer Name
[Intentionally Omitted]

[Amendment No. 9 to Purchase and Contribution Agreement]